Exhibit 10.6
CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE
This Separation Agreement and Release (“Agreement”) is made by and between Coupang Corp. (the “Company”) and its direct and indirect subsidiaries and affiliates and each of their respective officers, managers, directors, members, and employees (hereinafter referred to as the “Company Group”), and Hanseung Kang (“Executive”), (the Company and Executive are collectively referred to as the “Parties” or individually referred to as a “Party”).
RECITALS
WHEREAS, Executive has served as an executive of the Company Group since November 1, 2020, and currently serves as Representative Director, Business Management of the Company pursuant to the Second Amended and Restated Executive Appointment Agreement, executed October 15, 2024, between the Executive and Company (the “Appointment Agreement”);
WHEREAS, Coupang, Inc. (the “Parent Company”) previously granted Executive certain awards of restricted stock units (each a “RSU Award” and collectively the “RSU Awards”) and performance stock units (each a “PSU Award” and collectively, the “PSU Awards”, and together with the RSU Awards, each an “Equity Award” and collectively, the “Equity Awards”) covering shares of the Parent Company’s Class A common stock (“Shares”), with each such Equity Award subject to the terms of the Parent Company’s 2021 Equity Incentive Plan (the “Equity Plan”) and an award agreement thereunder between the Parent Company and the Executive (each an “Award Agreement” and collectively the “Award Agreements,” and together with the Equity Plan, the “Stock Agreements”), each of which outstanding Equity Awards is set forth in the schedule attached hereto as Exhibit A; and
WHEREAS, Executive and the Company desire to enter into this Agreement with respect to the cessation of Executive’s service with the Company and the Company Group.
NOW, THEREFORE, in consideration of the mutual promises made herein, the Company, the Parent Company and Executive hereby agree as follows:
COVENANTS
1.Separation from Service.
(a)Executive acknowledges and agrees that Executive’s service with the Company and the Company Group, and service as a Representative Director and officer of the Company, shall cease at close of business on May 31, 2025 (KST) (such date the “Separation Date”).
(b)By the Separation Date, Executive further agrees to submit resignations from all Company and Company Group roles, including the role of Representative Director, Business Management, of the Company, and committees and boards on which Executive sits, and further agrees to cooperate with the Company and the other members of the Company Group in respect of such resignations which may include a notarization process.

2.Consideration. In consideration of Executive’s execution and non-revocation of this Agreement and Executive’s compliance with and fulfillment of all of its terms and conditions, including Section 9 hereof (and the agreements and Obligations referenced therein), the Company agrees to provide Executive with the following (collectively, the “Consideration”):
(a)Separation Pay. Executive shall be entitled to receive a lump sum payment of USD $824,792.62, less applicable withholding obligations, payable within fourteen (14) business days following the Effective Date.
3.Equity Awards. The Parties agree that all Equity Awards that are outstanding as of the Separation Date, and which otherwise remain unvested, as set forth in Exhibit A attached hereto, will, on the Separation Date, be automatically forfeited for no consideration and the Shares subject to the Equity Awards will return to the share reserve of the Equity Plan. Prior to the Separation Date, the Equity Awards shall continue to be governed by the terms and conditions of the applicable Stock Agreements.
4.Benefits. Effective as of the Separation Date, the Executive’s participation in all of the Company’s and the Company Group’s benefits plans, including any executive benefits plan and the benefits specified in the Expat Benefits Letter, shall cease except as otherwise specified in this Agreement. Executive acknowledges and agrees that the Consideration exceeds any payment, benefit, or other thing of value to which Executive might otherwise be entitled under the Appointment Agreement, the Company’s Executive Severance Policy (the “Severance Policy”), or any other policy, plan, or procedure of the Company or the Company Group and/or any prior agreement, understanding, or arrangement between Executive, the Company or any member of the Company Group. The Consideration includes any and all mandatory severance benefits or other termination-related payments to which Executive may be entitled, as well as any and all other compensation (including compensation for unused annual leave) due, if any, under the Appointment Agreement, the Company’s and the Company Group’s rules and policies, or by law, except as expressly stated otherwise in this Agreement.
5.Payment of Salary and Receipt of All Benefits.
(a)The Executive acknowledges and agrees that, other than the Consideration, the Executive shall have no right or entitlement from or after the Separation Date to any compensation, bonus, benefits, or other amounts in connection with the Executive’s service with the Company or the termination of the Executive’s services (whether pursuant to any plan, program or policy of the Company, or otherwise), except as expressly provided in this Agreement. The Executive acknowledges that the Executive has reported all hours worked as of the date on which the Executive signed this Agreement and has been paid and/or has received all leaves (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which the Executive may be entitled, except as expressly provided for in this Agreement. The Executive will be eligible to receive reimbursement for any unreimbursed business expenses that are pre-approved in writing by the Company and properly incurred by the Executive, in accordance with the Company’s expense reimbursement policy, prior to the Separation Date.

6.Release of Claims. In exchange for the Consideration set forth herein, which Executive represents settlement in full of all outstanding obligations owed to Executive by the Company, Parent Company and other members of Company Group and their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, affiliates, and subsidiaries, and predecessor and successor corporations and assigns (each, in their personal and professional capacities) (collectively, the “Releasees”), Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected, or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:
(a)    any and all claims relating to or arising from Executive’s service relationship with the Company, the Parent Company or any other member of the Company Group and the termination of that relationship;
        (b)    any and all claims relating to, or arising from, the Equity Awards or Executive’s right to purchase, or actual purchase of shares of stock of the Company, Parent Company or any other member of the Company Group, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
(c)    any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(d)    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, federal, state and local leave laws; all claims under any whistleblower protection law; and all applicable state and local laws and ordinances; all as amended;
(e)    any and all claims for violation of the federal or any state constitution;
(f)    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(g)    any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

(h)    any and all claims for attorneys’ fees and costs.
Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. The omission of any specific statute or law shall not limit the scope of this general release in any manner. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. This release does not extend to claims arising after Executive signs this Agreement; claims related to enforcement of this Agreement; any rights or claims Executive may have to workers’ compensation benefits; claims for accrued, vested benefits under any employee retirement plan of the Company or for reimbursement under any group health or disability plan in which Executive participated in accordance with the terms of such plans and applicable law; claims for indemnification under the Company’s by-laws, certificate of incorporation, or similar governing document(s) or under any indemnification agreement between Executive and the Company; claims under and director & officer liability insurance policy; and/or any claims or rights which cannot be waived by law. Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.
7.Unknown Claims. Executive acknowledges that Executive has been advised to consult with legal counsel and that Executive is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Executive’s favor at the time of executing the release, which, if known by Executive, must have materially affected Executive’s settlement with the releasee. Executive, being aware of said principle, agrees to expressly waive any rights Executive may have to that effect, as well as under any other statute or common law principles of similar effect.
8.No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company, the Parent Company, any other member of the Company Group, or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company, the Parent Company, any other member of the Company Group, or any of the other Releasees. Executive further represents that Executive does not have, and has not asserted in the past, any claims against the Company, the Parent Company, any other member of the Company Group, or any of the other Releasees, the factual foundation of which involves unlawful discrimination, harassment or retaliation. Executive also represents that Executive has disclosed to the Company any information Executive has concerning any fraudulent or unlawful conduct involving the Releasees or is otherwise aware of no such information.
9.Continuing Obligations. Executive acknowledges and agrees that Executive has continuing obligations to the Company, the Parent Company and other members of the Company Group, pursuant to the Appointment Agreement and that certain Confidentiality, Non-Competition and Invention Assignment Agreement between the Company and Executive dated October 28, 2020, including, but not limited to, obligations relating to confidentiality and intellectual property (collectively, the “Obligations”). In entering into this Agreement, Executive acknowledges the continued effectiveness and enforceability of the Obligations, and Executive expressly reaffirms Executive’s commitment to abide by, and agrees that Executive will abide by, the terms of the Obligations. In addition to the Obligations, Executive agrees to the following post-separation covenants:
10.Cooperation. Executive agrees to provide reasonable cooperation with the Company in response to any reasonable requests by the Company for cooperation in connection with its actual or contemplated defense, prosecution, or investigation of any claims or demands by or against third parties, or other matters arising from events, acts, or failures to act that occurred during the period of Executive’s service by the Company. Such cooperation includes, without limitation, making Executive reasonably available to the Company upon reasonable notice, without subpoena, to provide complete, truthful and accurate information in witness interviews, depositions, and trial testimony. The Company will reimburse Executive for reasonable out-of-pocket expenses (including any pre-approved attorneys’ fees) Executive incurs in connection with any such cooperation (excluding foregone wages) and will make reasonable efforts to accommodate Executive’s scheduling needs.
11.No Cooperation. Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Employee cannot provide counsel or assistance.
12.No Admission of Liability. Executive understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Company, the Parent Company or other member of the Company Group hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company, Parent Company or other member of the Company Group, of any fault or liability whatsoever to Executive or to any third party.
13.Injunctive and Other Relief. In the event of a breach or threatened breach by the Executive of any of the provisions of this Agreement, the Executive hereby consents and agrees that the Company and the Parent Company shall be entitled to, in addition to any other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy. Any equitable relief shall be in addition to, not instead of, legal remedies, monetary damages, or other available relief.
14.Authority. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
15.No Representations. Executive has not relied upon a representation or statement made by the Company that is not specifically set forth in this Agreement.
16.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
17.Attorneys’ Fees. In the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of arbitration, litigation (including experts), court fees, and reasonable attorneys’ fees incurred in connection with such an action.
18.Entire Agreement. This Agreement and those agreements incorporated by reference herein represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s service with and separation from the Company and the Company Group and the events leading thereto and associated therewith. This Agreement and those agreements incorporated by reference herein supersede and replace any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company and other members of the Company Group, including, but not limited to, the Severance Policy and the Appointment Agreement.
19.No Oral Modification. This Agreement may only be amended in a writing signed by Executive, a Representative Director (or their delegate) of the Company and an officer of the Parent Company.
20.Governing Law. This Agreement shall be governed by the laws of the Republic of Korea, without regard for choice-of-law provisions. Executive consents to personal and exclusive jurisdiction and venue in the Republic of Korea.
21.Acceptance and Effective Date. This Agreement shall become effective and irrevocable on the day Executive executes this Agreement (the “Effective Date”).
22.Counterparts. This Agreement may be executed in one or more counterparts, and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, DocuSign or a similarly accredited secure signature service, or other electronic transmission or signature.
23.Terms. The Executive agrees and covenants to keep the existence of, negotiation of, terms of, and amounts paid under this Agreement and the circumstances leading up to this Agreement, including without limitation the Executive’s departure from the Company confidential. This confidentiality requirement, however, shall not prohibit the Executive from: (i) disclosure to his spouse, attorney, or tax advisors, or (ii) disclosure as otherwise required by valid legal process.
24.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or Parent Company, Releasees, or any third party, with the full intent of releasing all of Executive’s claims against the Company, Parent Company and any of the other Releasees. Executive acknowledges that:
(a)Executive has carefully read this Agreement in its entirety, and had an opportunity to consider the terms thereof;
(b)Executive is advised to consult with an attorney before signing this Agreement and agrees that Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;
(c)Executive understands the terms and consequences of this Agreement and of the releases it contains; and
(d)Executive is fully aware of the legal and binding effect of this Agreement.
[signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.
Dated: May 25, 2025

        EXECUTIVE

___/s/ Hanseung Kang __________________

        COUPANG CORP.

BY: _/s/ Harold Rogers___________________
NAME: Harold Rogers
TITLE: General Counsel and Chief Administrative Officer

[SIGNATURE PAGE TO SEPARATION AGREEMENT]

EXHIBIT A

EXECUTIVE EQUITY AWARDS AS OF SEPARATION DATE

Equity Award Type	Grant Date	Number of Underlying Unvested Shares Outstanding as of Separation Date
PSU Award	03/29/2022	140,976
PSU Award	04/01/2024	131,258